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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the headnote to the Selected Financial Data included in this Annual Report (Form 10-K) for the year ended December 31, 2001 and to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503,
No. 333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No.
333-55068, No. 333-61822, No. 333-62604, and No. 333-74890) and the Registration
Statements (Forms S-3 No. 333-33708, No. 333-36556, No. 333-55066, No.
333-67952, No.333-70834, and No. 333-75708) of our report dated January 30,
2002, with respect to the consolidated financial statements of ZixIt Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.



Dallas, Texas
February 22, 2002